SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential,  for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12


        CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
        (Name of Registrant as Specified In Its Charter)

Board of Directors of Campo Electronics, Appliances and Computers, Inc.
 (Name of Person(s) Filing Proxy Statement if other than Registrant)


 Payment of Filing Fee (Check appropriate box):

 [X]   No fee required.
 [  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)    Title of each class of securities to which transaction applies:

        2)    Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth amount on which the filing fee is calculated and state how it was determined.):

        4)    Proposed maximum aggregate value of transaction:

        5)    Total fee paid:


[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is  offset  as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:






                                [LOGO]



            CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
               109 Northpark Blvd., Covington, LA  70433
                             504-867-5000



                            August 29, 1997


TO OUR SHAREHOLDERS:


      You are cordially invited to the annual meeting of shareholders of Campo Electronics, Appliances and Computers, Inc. to be held at the Courtyard Marriott, 101 Northpark Boulevard, Covington, Louisiana on Thursday, September 25, 1997 at 2:00 p.m., C.S.T.

      The attached notice of meeting and proxy statement describe in detail the matters proposed by your Board of Directors to be considered and voted upon at the meeting.

      It is important that your shares be represented at the meeting. Accordingly, please read the attached notice of meeting and proxy statement carefully and complete, date and sign the enclosed proxy and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.


                                                Sincerely,

                                                /s/ William E. Wulfers

                                                William E. Wulfers
                                                President and Chief Executive
                                                Officer








            SPECIALTY RETAILER OF NAME BRAND CONSUMER ELECTRONICS,
                   MAJOR APPLIANCES AND PERSONAL COMPUTERS




               CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                  109 Northpark Blvd., Covington, LA  70433
                              504-867-5000


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.:

      The annual meeting of shareholders of Campo Electronics, Appliances and Computers, Inc. (the "Annual Meeting") will be held at the Courtyard Marriott, 101 Northpark Boulevard, Covington, Louisiana on Thursday, September 25, 1997 at 2:00 p.m. for the following purposes:

1. To elect two directors to serve a three-year term of office expiring at the 2000 annual meeting;

2. To approve an amendment to the 1992 Stock Incentive Plan to (a) increase the number of shares of Common Stock that may be issued under the plan to 850,000, and (b) permit the grant of stock awards under the plan;

3.    To approve the adoption of a Directors' Stock Option Plan; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on August 19, 1997 are entitled to notice of and to vote at the Annual Meeting.

      All shareholders are invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Company's Secretary at any time before it is voted.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                /s/ Michael G. Ware

                                                    Michael G. Ware
                                                       Secretary

Covington, Louisiana
August 29, 1997




                CAMPO ELECTRONICS,  APPLIANCES AND COMPUTERS, INC.
                                109 Northpark Blvd.
                            Covington, Louisiana  70433

                                                               August 29, 1997
                                __________________

                                 PROXY STATEMENT
                                __________________


      This   proxy  statement  is  being  furnished  in  connection  with  the solicitation of proxies on behalf of the Board of Directors of Campo Electronics, Appliances and Computers, Inc. (the "Company") for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Thursday, September 25, 1997 at the time and place set forth in the accompanying notice and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy is first being mailed to shareholders on August 29, 1997.

      Only shareholders of record at the close of business on August 19, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 5,766,906 shares of common stock, $.10 par value per share (the "Common Stock"), each of which is entitled to one vote.

      The enclosed proxy may be revoked at any time prior to its exercise if the shareholder files a written revocation or duly executed proxy bearing a later date with the Secretary of the Company. A shareholder who votes in person at the Annual Meeting will be deemed to have revoked a proxy previously submitted on the shareholder's behalf.

      The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone and telegraph, by directors, officers and regular employees of the Company who will not receive additional compensation therefor. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy materials to their principals.

Quorum and Voting of Proxies

      The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy, on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be by plurality vote, and the affirmative vote of a majority of the shares present in person or represented by proxy is required to amend the 1992 Stock Incentive Plan (the "Stock Incentive Plan") and adopt the Directors' Stock Option Plan (the "Directors' Plan"). Abstentions will have the effect of a vote against the proposals to amend the Stock Incentive Plan and adopt the Directors' Plan. If brokers who do not receive instructions from beneficial owners as to granting or withholding of proxies may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, shares not voted on such proposal as a result will be counted as not present with respect to the proposal. Because the proposals to amend the Stock Incentive Plan and adopt the Directors' Plan must be approved by the affirmative vote of a majority of the voting power present at the Annual Meeting, the failure to deliver a proxy to vote on either of those proposals will not affect the outcome of the vote.

      All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein and for the proposals to amend the Stock Incentive Plan and approve the Directors' Plan.

                        ELECTION OF DIRECTORS

General

      Although this Proxy Statement relates primarily to the Company's fiscal year ended August 31, 1996, after that date there have been significant changes to the Company's Board of Directors and senior management. In March 1997, Anthony Campo, the Company's Chairman of the Board and Chief Executive Officer, resigned as an executive officer although he continues to be a director. The Board then increased the size of the Board from six to nine and appointed three new directors. Joining the Campo Board in March 1997 were:
Anthony J. Correro, III, David L. Ducote and Donald T. Bollinger.

      During a transition period following Anthony Campo's resignation, Rex O. Corley, Jr., who previously served as President and Chief Operating Officer of the Company, served as Campo's acting chairman and chief executive officer until a permanent replacement for Anthony Campo was appointed. In June, William E. Wulfers was hired as the Company's President and Chief Executive Officer and, upon Rex Corley's resignation, was appointed as a director.

      In July 1997 the following resignations of executive officers were received: John Ross-Vice President Marketing, James Warren-Vice President Merchandising, Wayne J. Usie-Vice President-Information Systems, Chief Financial Officer and Secretary and Charles S. Gibson, Jr.-Vice President Logistics and Operations. In August 1997, John Watson and Malcolm Ballinger joined the Company as Senior Vice President of Operations and Senior Vice President-General Merchandise Manager and Advertising Director, respectively, and Michael G. Ware joined the Company as Senior Vice President, Chief Financial Officer and Secretary.

      The Amended and Restated Articles of Incorporation (the "Articles") and the By-laws of the Company divide the Board of Directors into three classes serving three-year staggered terms, and the By-laws set the number of directors at not less than three nor more than ten persons, as set by resolution of the Board of Directors. The Board of Directors has currently set the number of directors at eight. The term of office of two directors, William E. Wulfers and Anthony J. Correro, III, will expire at the Annual Meeting. Each of these directors is being nominated for re-election to the Board for a three-year term expiring at the 2000 Annual Meeting and until their successors are duly elected and qualified. The terms of office of the other six directors will not expire until the 1998 or 1999 Annual Meetings. Accordingly, proxies cannot be voted for more than two persons.

      Unless authority to vote for the election of directors is withheld, all shares represented by proxies on the enclosed form will be voted in favor of the election of each of the two nominees listed below. Under the Company's By-laws, directors are elected by plurality vote. William Wulfers and Anthony Correro have informed the Company that they are willing to serve as directors; however, if either of them becomes unavailable for election, proxies in the enclosed form will be voted for such substitute nominee, if any, as may be designated by the Board of Directors. Under the Company's By-laws, a shareholder may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination, together with certain other information, has been given to the Secretary of the Company not less than 45 days in advance of the annual meeting. Because no shareholder has given such notice to the Secretary, no other nominations may be accepted at the Annual Meeting.

Information With Respect to Directors

      Set  forth   below  is  information  regarding  the  age  and  principal occupation or employment of each director. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

Nominees for Election:
------------------------------------------------------------------------------
|                                                       |First     |Nominated |
|                                                       |          |          |
|        Name, Age, Principal Occupation and            |Elected   |for Term  |
|                                                       |          |          |
|      Directorships in Other Public Companies          |Director  |Expiring  |
|                                                       |          |          |
------------------------------------------------------------------------------
|William        E.        Wulfers,       50,       (1)  |1997      |2000      |
|   President and Chief Executive Officer               |          |          |
------------------------------------------------------------------------------
|Anthony J. Correro, III, 55 (2)                        |1997      |2000      |
|    Partner,  Correro Fishman  Haygood  Phelps  Weiss  |          |          |
|    Walmsley & Casteix, L.L.P.                         |          |          |
------------------------------------------------------------------------------

   The Board of Directors recommends a vote FOR each of the two nominees named above.

Continuing Directors:
------------------------------------------------------------------------------
|                                                        |First     |Serving  |
|        Name, Age, Principal Occupation and             |Elected   | Term    |
|      Directorships in Other Public Companies           |Director  |Expiring |
|                                                        |          |         |
------------------------------------------------------------------------------
|Donald        T.        Bollinger,       47,       (3)  |1997      |1999     |
|    Chairman  and  Chief Executive  Officer  Bollinger  |          |         |
|Shipyards, Inc.                                         |          |         |
------------------------------------------------------------------------------
|Anthony        P.        Campo,       41,       (4)(5)  |1991      |1998     |
|   Private Investments                                  |          |         |
------------------------------------------------------------------------------
|Joseph        E.        Campo,        42,       (5)(6)  |1991      |1998     |
|   Private Investments                                  |          |         |
------------------------------------------------------------------------------
|Barbara       Treuting      Casteix,      44,      (7)  |1992      |1998     |
|   Managing Partner,  Barrios,  Kingsdorf  &  Casteix,  |          |         |
|L.L.P.                                                  |          |         |
------------------------------------------------------------------------------
|David             L.             Ducote,            29  |1997      |1998     |
|   President of Tchoupitoulas Partners, Inc.            |          |         |
------------------------------------------------------------------------------
|L.             Ronald            Forman,            49  |1994      |1999     |
|   President and Chief Executive Officer of the Audubon |          |         |
|Institute, Inc.                                         |          |         |
------------------------------------------------------------------------------
_______________
(1)   William  Wulfers  has served as President and Chief Executive Officer of
      the Company since June  1997.   For  more than five years before then he
      served as the Regional Vice President of Wal-Mart, Inc. for Louisiana, Arkansas, Mississippi, Virginia, North Carolina, South Carolina, Georgia and Florida.
(2) For more than five years before June 1994, Anthony Correro was a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. He is also a director of Avondale Industries, Inc.
(3)   Donald Bollinger has served  as  Chairman  of  Bollinger Shipyards, Inc.
      since  1989  and  as its Chief Executive Officer since  1985.   He  also
      serves on the Boards of Directors of Tidewater, Inc., BancOne Louisiana Corporation and Louisiana Worker's Compensation Corp.
(4) Since March 1997 Anthony Campo has managed certain family investments and properties. He served as Chairman of the Board and Chief Executive Officer of the Company from May 1992 until March 1997. He also served as President from September 1991 until August 1996, and as Senior Vice President of the Company from 1984 to 1991.
(5)   Anthony P. Campo and Joseph E. Campo are brothers.
(6)   Since December 1995, Joseph Campo has managed certain family investments
      and  properties.   For more than five years prior to December  1995,  he
      served as Director-New Market Development for the Company.
(7) Barbara Casteix has served in this position since October 1, 1995. For more than five years prior to October 1, 1995, she served as managing partner of Cleveland, Barrios, Kingsdorf & Casteix, L.L.P.

      During the fiscal year ended August 31, 1996, the Board held ten meetings. Each director of the Company attended at least 75% of the meetings of the Board and any Committees thereof of which he or she was a member. The Board does not have a nominating committee. The Board has an Audit Committee on which, prior to March 1997, Barbara Casteix, Ronald Forman and Mervin L. Trail served. Since March 1997 the members of the Audit Committee have been Donald Bollinger, Anthony Correro and Ronald Forman. The Audit Committee, which met nine times during fiscal 1996, is generally responsible for meeting periodically with representatives of the Company's independent public accountants to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors.

      The Board of Directors also has a Compensation Committee, on which, prior to March 1997, Ronald Forman and Mervin Trail served. Since March 1997 the members of the Compensation Committee have been Donald Bollinger, Ronald Forman and David Ducote. The Compensation Committee, which met ten times during fiscal 1996, is responsible for the administration of, and grant of awards under, the 1992 Stock Incentive Plan and for approving the compensation for those of the Company's officers who are expected to earn more than $100,000 per year.

Compensation of Directors

      Each member of the Board of Directors who is not a full-time employee of the Company is paid $1,000 per month, and is reimbursed for all ordinary and necessary expenses incurred in attending any meeting of the Board or any committee. Beginning in March 1997, each non-employee director also receives $1,000 for each meeting attended and each Chairman of a Board Committee also receives $3,000 per year. Assuming the Directors' Plan is approved by the shareholders at the Annual Meeting, each non-employee director will also receive options to acquire 2,000 shares of Common Stock on October 1, 1997 and on January 2 of each year thereafter, in each case at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. Ronald Forman will also receive an option to acquire up to 100,000 shares of Common Stock on October 1, 1997, in an amount and at an exercise price (which may be below the fair market value) as determined by the Compensation Committee. The grant to Mr. Forman is in consideration of his past and future service as Chairman of the Board's Management Committee since March 1997 and the expansion of his responsibilities following the resignation of Rex Corley to include the duties of Chairman of the Board. See "Proposal to Adopt the Directors' Stock Option Plan."

            SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND
                         CERTAIN BENEFICIAL OWNERS

Security Holdings of Directors and Executive Officers

      The following table sets forth certain information concerning the beneficial ownership of the Common Stock of the Company by (i) each director and director nominee, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group, as of August 19, 1997, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.



                                                                             Number of       Percent
                          Name of Beneficial Owner                            Shares         of Class
             ------------------------------------------------------------------------------------------
             William E. Wulfers                                              100,000          1.73%
             Anthony P. Campo(1)                                             362,953.75(2)    6.29%
             Joseph E. Campo                                                 313,508.75(3)    5.44%
             Rex O. Corley, Jr.(4)                                             2,000            *
             Barbara Treuting Casteix                                          3,850(5)         *
             Mervin L. Trail, M.D.                                                 0            0
             L. Ronald Forman                                                      0            0
             Donald T. Bollinger                                              58,500          1.01%
             David L. Ducote                                                  97,300(6)       1.69%
             Anthony J. Correro, III                                               0            0
             Charles S. Gibson (7)                                                 0            0
             John Ross(8)                                                        800            *
             Donald E. Galloway(9)                                                 0            0
             William M. Golden, Jr.(9)                                             0            0
             All directors and executive officers as a group (20 persons)  1,098,912.50(10)  18.86%(11)
             ------------------------------------------------------------------------------------------

__________

*     Less than 1%
(1) Effective March 1997, Anthony Campo resigned as Chairman and Chief Executive Officer of the Company, although he continues to be a director.
(2) Includes 107,142.9 shares held by trusts for the benefit of Anthony Campo's children of which he serves as trustee, and 25,998 shares held by a partnership of which he is a partner. Also includes 6,572.82 shares, representing his interest in shares held by an LLC, of which he serves as a manager (the "Campo Family LLC"), and 2,577.93 shares, representing the interest held by a trust for the benefit of his children, of which he serves as trustee, in shares held by the Campo Family LLC.
(3) Includes 107,142.9 shares held by trusts for the benefit of Joseph Campo's children of which he serves as trustee. Also includes 6,572.82 shares, representing his interest in shares held by the Campo Family LLC, of which he serves as a manager, and 2,577.93 shares, representing the interest held by a trust for the benefit of his children, of which he serves as trustee, in shares held by the Campo Family LLC.
(4) Rex Corley resigned as an executive officer and director of the Company in June 1997.
(5) Includes 2,500 shares owned by Barbara Casteix's husband, of which she disclaims beneficial ownership.
(6) Includes 26,800 shares held by a family corporation of which David Ducote serves as President.
(7) Charles Gibson resigned as an executive officer of the Company effective in August 1997.
(8)   John Ross resigned as an executive officer of the Company in July 1997.
(9) Donald Galloway and William Golden resigned as executive officers and members of the Board of Directors of the Company in July 1996.
(10) Includes 60,000 shares that such persons have the right to acquire through the exercise of stock options that are exercisable within 60 days.
(11) Calculated on the basis of 5,766,906 shares outstanding at August 19, 1997 and 60,000 shares that all directors and executive officers as a group have the right to acquire through the exercise of stock options that are exercisable within 60 days.




Security Holdings of Certain Beneficial Owners

      The following table lists those persons other than executive officers or directors of the Company who are known by the Company to own beneficially more than 5% of its outstanding Common Stock as of August 19, 1997. The information set forth below is based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.



Name and Address of Beneficial Owner                   Number of      Percent
                                                        Shares        of Class
-------------------------------------------------------------------------------
|Gina Campo Morgan                                    | 342,008.76(1)|  5.93% |
|   214 Monsanto                                      |              |        |
|   Luling, LA 70070                                  |              |        |
-------------------------------------------------------------------------------
|Paul M. Campo                                        | 302,858(2)   |  5.25% |
|   300 Clearview Pkwy.                               |              |        |
|   Metairie, LA 70006                                |              |        |
-------------------------------------------------------------------------------
|Dimensional Fund Advisors, Inc..                     | 314,800(3)   |  5.46% |
|   1299 Ocean Avenue, 11th Fl.                       |              |        |
|   Santa Monica, CA  90401                           |              |        |
-------------------------------------------------------------------------------
__________

(1) Includes 71,428.6 shares held by trusts for the benefit of Gina Morgan's children of which she serves as trustee. Also includes 7,432.32 shares, representing her interest in shares held by the Campo Family LLC, of which she serves as a manager, and 1,718.44 shares, representing the interest held by a trust for the benefit of her children, of which she serves as trustee, in shares held by the Campo Family LLC.
(2) Includes 35,714.3 shares held by a trust for the benefit of Paul Campo's child of which he serves as trustee.
(3) Held as of December 31, 1996 in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, in series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Includes 94,800 shares as to which Dimensional shares voting power with certain officers of Dimensional who also serve as officers of the Fund and the Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the SEC reports of beneficial ownership, and changes in beneficial ownership of the Common Stock of the Company. Each of Anthony and Joseph Campo failed to timely file a Statement of Changes in Beneficial Ownership (Form 4) to report transactions that occurred in December 1995 involving transfers to the Campo Family L.L.C., and each reported their respective transaction on a Form 4 in September 1996.

                          EXECUTIVE COMPENSATION

Summary of Executive Compensation

      The following table sets forth information with respect to compensation paid by the Company for services rendered in all capacities during the fiscal years ended August 31, 1996, 1995 and 1994 to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company whose annual compensation exceeded $100,000.



                                         SUMMARY COMPENSATION TABLE

                                         Annual Compensation

                                                                           Long-Term
                                                                           Compensation   All Other
                                                                           Awards         Compensation
                   --------------------------------------------------------------------------------
                                                                   Other
                                                                   Annual    Number
                   Names and                                       Compen-     of
                   Principal Position    Year    Salary   Bonus    sation   Options
                   --------------------------------------------------------------------------------
                   Anthony P. Campo,    1996    $351,581   $53,311  $13,503     ------      $-----
                       Chairman of the  1995     318,467    53,300   ------     50,000(2)   ------
                       Board and Chief  1994     256,949   183,500   ------     70,000(3)   ------
                       Executive
                       Officer(1)


                   Rex O. Corley, Jr.,  1996     163,737    ------    10,000     ------      ------
                       President and    1995     155,082    ------    ------     ------      ------
                       Chief            1994     147,930    25,000    ------     10,000(2)   ------
                       Operating
                       Officer(1)


                   Charles S. Gibson,   1996     129,816    25,000     5,000     ------      ------
                       Vice President-  1995(4)   96,154    15,000    ------     10,000(2)   ------
                       Logistics and
                       Operations(1)


                   John Ross,           1996     102,497    25,000     5,000     ------        19,100(5)
                      Vice President-   1995(6)   72,308    ------    ------     5,000(2)     ------
                      Marketing(1)


                   Donald E. Galloway,  1996     280,295    45,609    11,250     ------       302,561(8)
                      Former Senior     1995     265,385    ------    ------    25,000(2)     ------
                      Vice              1994     220,423    66,800    25,032(7) 35,000(2)     ------
                      President-
                      Marketing and
                      Sales(1)


                   William M. Golden,   1996     148,002    ------    ------      ------       49,621(8)
                      Jr.,              1995     140,385    67,000    ------      ------      ------
                      Former Vice       1994      16,828(9) 10,000    ------    10,000(2)     ------
                      President,
                      Chief Financial
                      Officer
                      and Secretary(1)


__________
(1)   Donald Galloway and William  Golden  resigned  from  the Company in July
      1996.   Anthony  Campo resigned in March 1997.  Rex Corley  resigned  in
      June 1997. John Ross resigned in July 1997. Charles Gibson resigned in August 1997.
(2)   These options automatically  terminated  upon  the  resignation  of  the officer.
(3)   These options were canceled on October 4, 1996 for no value.
(4)   Charles Gibson joined the Company in fiscal 1995.
(5)   Tuition reimbursement for Tulane MBA program.
(6)   John Ross became an executive officer of the Company in December 1994.
(7) Tax benefit right granted to cover Donald Galloway's income tax obligation in connection with the vesting of restricted stock.
(8) Amount paid or accrued as severance upon resignation of the officer in July 1996.
(9)   William Golden joined the Company in fiscal 1994.
                                ____________________

Option Holdings

      The following table provides information concerning unexercised options held by the named executive officers at August 31, 1996.

                                       FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------
|                      |    Number of Securities    | Value of Unexercised  |
|                      |    Underlying Unexercised  | In-The-Money Options  |
|                      |    Stock Options at August |  at August 31, 1996   |
|                      |          31, 1996          |                       |
-----------------------------------------------------------------------------
|                      | Exercisable|Unexercisable|Exercisable|Unexercisable|
-----------------------------------------------------------------------------
|Anthony P. Campo(1)   |120,000     |       0     |   0       |   0         |
-----------------------------------------------------------------------------
|Rex O. Corley, Jr.(1) |  6,000     |   4,000     |   0       |   0         |
-----------------------------------------------------------------------------
|Charles S.            |  4,000     |   6,000     |   0       |   0         |
|  Gibson, Jr.(1)      |            |             |           |             |
-----------------------------------------------------------------------------
|John Ross(1)          |  5,000     |  5,000      |   0       |   0         |
-----------------------------------------------------------------------------
|Donald E. Galloway    |      0     |      0      |   0       |   0         |
-----------------------------------------------------------------------------
|William M. Golden, Jr.|      0     |      0      |   0       |   0         |
-----------------------------------------------------------------------------

____________________
(1) The options held by this officer automatically terminated upon his resignation during fiscal 1997.

                                ____________________


Employment and Severance Agreements and Arrangements

General

      Until March 1997, the Company had employment agreements only with its two most senior executives, Anthony Campo and Donald Galloway. Donald Galloway resigned in July 1996 and Anthony Campo resigned in March 1997, and both received severance benefits in accordance with their employment agreements as described below. At the time of Anthony Campo's resignation, the Board was also in the process of reorganizing the Company's operations and it engaged Hewitt Associates LLC to make recommendations regarding appropriate executive retention and severance arrangements and director compensation packages that could be implemented by the Company in order to attract new board members and retain members of its executive management team during the reorganization period. After reviewing Hewitt's recommendations, the Board determined to increase the amount of its director compensation as noted under "Compensation of Directors" and to adopt a Directors' Stock Option Plan, as described under "Proposal to Adopt the Directors' Stock Option Plan." The Board also decided to enter into employment agreements with its five most senior executives, as described below. All five of these executives have now resigned from the Company and two were paid the severance benefits described below. The Company currently has only a personal service and non-competition agreement with Anthony Campo, as described below, and an employment agreement with William Wulfers, the Company's new President and Chief Executive Officer, as described below.

Employment Agreements

      Anthony P. Campo. The Company had an employment agreement with Anthony Campo pursuant to which the Company agreed, among other things, to pay an annual base salary of $300,000, $330,000 and $363,000 for the 1994, 1995 and
1996 calender years, respectively. On May 16, 1996 the employment agreement was amended to extend the initial term of the agreement through December 31, 1997 and to provide that Mr. Campo's compensation for calendar year 1997 would remain the same as that provided in the agreement for calendar year 1996.

      Anthony Campo's employment agreement also provided for payment of an annual cash bonus of $50,000 and an annual incentive bonus of 2% of the Company's net income before taxes, and provided that if his employment were terminated during the initial term of the agreement by the Company for any reason other than cause (as defined in the agreement) or by him for good reason (as defined in the agreement), he would be paid an amount equal to his then current base salary multiplied by the number of years remaining in such initial term, but in no event less than one full year's base salary.

      Effective August 29, 1996, the Company also entered into a Change of Control Agreement with Anthony Campo which provided for the payment of certain benefits upon an involuntary or constructive termination of his employment, except for cause, within two years following a change of control. Benefits payable under the change in control agreement included a cash payment in an amount equal to two times salary plus bonus and continued health and life insurance benefits for two years after termination. To the extent payments would be made under this change in control agreement, no severance payments would be made under Anthony Campo's employment agreement.

      Effective March 19, 1997, Anthony Campo resigned as an executive officer of the Company and entered into an agreement with the Company that provides for the continuation of certain benefits for twelve months following resignation and provides for a lump sum payment in the amount of $363,000. The Company also agreed to continue making the lease payments on his Company car for the duration of its term which is approximately 18 months from the date of his resignation. The Company also entered into a personal services contract and non-competition agreement with Anthony Campo pursuant to which he has agreed to render consultant services to the Company and not to compete with the Company for two years, for which agreements he is to be paid a fee of $5,000 per month.

      Donald C. Galloway. The Company also had an employment agreement with Donald Galloway which provided for an annual base salary of $250,000, 275,000 and $302,500, for the 1994, 1995 and 1996 calendar years, respectively, and for the payment of an annual incentive bonus of 1% of the Company's net income before taxes. On May 16, 1996, his employment agreement was amended to extend the initial term of the agreement through December 31, 1997, and to provide that his compensation for calendar 1997 would remain the same as that provided in the agreement for calendar year 1996. The amendment also provided that if his employment were terminated during the initial term of the agreement (as so extended by the amendment) by the Company for any reason other than cause (as defined in the amendment) or by him for good reason (as defined in the amendment), he would be paid an amount equal to his then current base salary multiplied by the number of years remaining in such initial term, but in no event less than one full year's base salary. Effective July 12, 1996, Donald Galloway resigned as an officer and director of the Company and entered into an agreement with the Company that provided for the continuation of his salary for twelve months following resignation and the release of the restrictions on 5,000 shares of restricted stock held by him, and also provided that he would not compete with the Company for a period of one year following his resignation.

      Rex O. Corley, Jr. Upon Anthony Campo's resignation, the Company entered into an employment agreement dated March 21, 1997 with Rex O. Corley, Jr. pursuant to which he was employed as Acting Chairman of the Board and Chief Executive Officer of the Company until a permanent replacement for Anthony Campo was appointed. Pursuant to this Agreement, which had a two-year term, the Company agreed to pay Rex Corley an annual base salary of $200,000 for the first year and $210,000 for the second year. The Agreement also provided for the payment of a one-time performance bonus upon execution of the agreement of $25,000 and a stay bonus of $200,000 due 15 days after the occurrence of certain events provided that he was still a full time employee of the Company on such date. The agreement also provided for the payment of severance benefits equal to the amount he would have received had his employment terminated (a) by reason of death or Disability (as defined in the agreement and including the payment of the stay bonus in accordance with the calculation described therein) and (b) (i) at the first anniversary of the agreement or (ii) six months from the actual termination date, if his employment was terminated for any reason other than cause (as defined in the agreement) or by him for good reason (as defined in the agreement), but any such severance would be reduced by any amount he had previously been paid and by any severance benefits payable under the Company's severance plan (discussed below). Effective June 19, 1997, Rex Corley resigned as an executive officer and director of the Company and agreed to accept a lump sum severance payment of $75,000.

      Charles S. Gibson, Jr. and Wayne J. Usie. The Company also entered into two-year employment agreements, dated March 21, 1997, with Charles S. Gibson, Jr. and Wayne J. Usie, which each provided for (i) a base salary of $150,000 for the first year and $157,500 for the second year, (ii) a one-time performance bonus payable upon execution of the agreement of $25,000 and (iii) a stay bonus of $150,000 payable within 15 days after the occurrence of certain events. These agreements also provided for the payment of severance benefits on substantially the same terms as provided in Rex Corley's agreement. Both officers resigned effective August 29, 1997, and no severance benefits were paid to either of these officers.

      John K. Ross and James B. Warren. The Company also entered into one-year employment agreements, dated April 14 and April 23, 1997, with John K. Ross and James B. Warren, respectively. The agreement with John Ross provided for a base salary of $125,000, a one-time performance bonus of $25,000 payable upon execution of the agreement and an incentive bonus of up to $25,000 payable 15 days after the first anniversary of the agreement provided certain performance criteria were met. The agreement with James Warren provided for a base salary of $150,000, a one time performance bonus payable upon execution of the agreement of $25,000 and an incentive bonus of up to $100,000 payable within 15 days after the first anniversary of the agreement provided certain performance criteria were met. Both agreements provided for a six month severance benefit if the officer's employment were terminated for any reason other than cause or by the executive with good reason, such amount to be reduced by any amounts previously paid and by any severance benefits payable under the Company's severance plan. John Ross and Jim Warren resigned effective July 18 and August 29, 1997, respectively. No severance payments were made to John Ross; however, the Company agreed to pay as severance to James Warren the amount of $37,500, payable over three months.

      William Wulfers. Effective June 15, 1997, William E. Wulfers became the Company's President and Chief Executive Officer and a director. The Company entered into an employment agreement with William Wulfers, dated as of June 15, 1997, which has a term expiring on August 31, 2000, providing for an annual base salary of $300,000, bonuses of $20,833 for the fiscal year ended August 31, 1997, and $100,000 for the fiscal year ended August 31, 1998, and an incentive bonus equal to $500 per basis point of pre-tax net profit margin achieved by the Company for each of the fiscal years ended August 31, 1999 and 2000.

      The agreement also provides for six months severance benefits if he is terminated without cause or he terminates his employment for good reason. Pursuant to the agreement, the Company also awarded William Wulfers 100,000 shares of restricted stock, the restrictions on which lapsed on July 15, 1997 and non-qualified stock options for 100,000 shares, which become exercisable on June 15, 2000. The agreement also provides for additional grants of non-qualified stock options for 100,000 shares each on June 15, 1998 and 1999, which will become exercisable on June 15, 2000.

Severance Plan and Agreements.

      Effective August 29, 1996, the Company adopted a Severance Plan for its executive officers which provides for the payment of certain benefits upon an involuntary or constructive termination of an officer's employment, except for cause, within one year following a change of control. Benefits payable under the plan include a cash payment in an amount equal to six month's salary and continued health and life insurance benefits for six months after termination.

      The Company has also agreed to provide each of Malcolm Ballinger, Michael Ware and John Watson with a severance payment of $37,500 if such officer's employment is terminated by the Company without cause.

Compensation Committee Interlocks and Insider Participation

      For fiscal 1996, the members of the Company's Compensation Committee were L. Ronald Forman and Mervin L. Trail, M.D., neither of whom has ever been an officer or employee of the Company, nor has or has had any other significant relationship with the Company. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

Compensation Committee's Report on Executive Compensation

General

      The Compensation Committee of the Board of Directors (the "Committee") reviews all compensation arrangements for the executive officers of the Company. During fiscal 1996, the Committee was composed of two Board members who are not employees of the Company. The Committee gives final approval with respect to the compensation of the Company's most highly compensated executive officers who are expected to earn more than $100,000 per year, including the chief executive officer, and generally reviews the compensation packages of the other executive officers, and makes all decisions about stock based awards under the Company's 1992 Stock Incentive Plan.

      The executive compensation programs of the Company are designed to (i) provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives, (ii) link executive behavior to the Company's annual, intermediate-term and long-term business objectives and strategy, and (iii) provide variable total reward opportunities that are directly tied to increases in shareholder value. These objectives are generally sought to be met with base salaries that are within competitive ranges of similar companies, annual incentive bonuses keyed primarily to annual increases in earnings and stock awards that are focused on increases in stock values over a longer term.

Base Salary and Annual Incentive Compensation

      Management determines the amounts of the base salary and annual incentive bonus of each executive officer and the Committee reviews these determinations generally and, with respect to the two most highly compensated executive officers, gives final approval of such amounts.

      Base Salary. For all executive officers other than Anthony Campo and Donald Galloway, management has established the amount of compensation for each position primarily based on subjective factors, including the executive's level of responsibility and experience and his or her contributions to the Company. Individual base pay is also determined on the basis of the Company's performance as well as individual performance evaluations conducted by management. The performance evaluations generally use financial performance and subjective factors indicative of the executive's organizational skills and adherence to overall corporate policies and goals.

      For fiscal 1996 Anthony Campo, the Chief Executive Officer, and until July 1996 Donald Galloway, the Senior Vice President - Sales and Marketing, were compensated pursuant to three-year employment agreements entered into as of January 1, 1994. These agreements were entered into following management's review of compensation information regarding similar-sized local public companies. Management determined the amounts of base salary and incentive bonus contained in each of the agreements subject to the review and approval of the Committee. The agreements provide for 10% increases in each executive's base salary in each of the three years during the term of the agreements. The agreements were to terminate in December 1996 but Anthony Campo's agreement was extended through December 31, 1997. In light of the financial performance of the Company generally in the last fiscal year, the amendment to Anthony Campo's agreement did not provide for an increase in base salary and instead provided that his compensation for calendar year 1997 would remain the same as that provided in the agreement for calendar year 1996.

      Incentive Bonuses. Anthony Campo's employment agreement provided for the payment of an annual cash bonus to him of $50,000. The employment agreements for Anthony Campo and Donald Galloway also provided for the payment of incentive bonuses each year in an amount that is a percentage of the Company's net income before taxes for such year. Through the annual incentive bonus, a sizeable portion of the potential compensation for these officers was tied to Company performance. For fiscal 1995 and 1996, neither executive received incentive bonuses. Four executive officers received bonuses for fiscal 1996 to help assure the retention of the senior management team and to recognize the increased responsibilities held by those individuals following the resignations of Donald Galloway and William Golden.

Stock Incentive Plan

      The purpose of the 1992 Stock Incentive Plan is to align a significant portion of the executive compensation program with shareholder interests, focus on intermediate and long-term results and maximize shareholder returns. The Committee has sought to accomplish these objectives, primarily through grants of stock options. Stock options have value to the employee only if there is a corresponding value to shareholders. The Committee did not grant any stock options to executive officers during fiscal 1996.

Policy on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits to $1 million the Company's tax deduction for compensation paid to each of the Company's most highly paid executive officers, unless certain requirements are met. The 1992 Stock Incentive Plan was reapproved by the shareholders at last year's annual meeting so that the plan meets the requirements of Section 162(m) such that stock options and, subject to certain conditions, restricted stock granted under the plan qualify as performance based compensation and can be excluded from the $1 million limit. The Committee's present intention is to structure executive compensation so that it will be fully deductible provided that such continues to be in the best interest of the Company and its shareholders.

      Submitted by the Compensation Committee of the Board of Directors

                  Mervin L. Trail, M.D.   L. Ronald Forman

Performance Graph

      The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P 500 Index and the S&P 500 Retail Specialty Index from February 23, 1993 (the date of the Company's initial public offering) through August 31, 1996. The return values are based on an assumed investment of $100 on February 23, 1993, and include the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                               [chart to go here]



------------------------------------------------------------------------------
|        |                              |        Total Return for the Year  |
|        |                              |                August 31,         |
|        |                  February 23,|                                   |
|        |                      1993    |    1993    1994     1995     1996 |
|-------------------------------------------------------------------------- |
|Campo   |                      $100    |    $ 88    $ 99     $ 59     $ 20 |
|S&P 500 |                       100    |     108     113      138      164 |
|S&P RSI |                       100    |      97     101       94      115 |
----------------------------------------------------------------------------
                              ____________________


                              CERTAIN TRANSACTIONS

      Prior to September 1991, the Company was controlled by Tony Campo, late father of Anthony P. Campo and Joseph E. Campo, and his seven children (the "Campo Family"). From September 1991 until the Company's initial public offering on February 23, 1993, the Company was controlled by the Campo Family.

      On September 1, 1991, the Company and Tony Campo entered into certain agreements pursuant to which (i) Tony Campo canceled $4,676,520 of Company indebtedness to him, (ii) the Company redeemed all of Tony Campo's stock in the Company for its $5,611,144 promissory note (the "Note") and (iii) Tony Campo entered into a non-competition and personal services agreement with the Company providing for aggregate monthly payments of approximately $11,690 to him over ten years. On April 29, 1994, the Company paid $2,769,678 to Tony Campo with proceeds from the Company's secondary offering to pay off the remaining balance of the Note, and upon Tony Campo's death in December 1996, all further obligations of the Company under the agreement were extinguished.

      The Company leases one store from the Campo Family LLC and it subleases one store from Campo Appliance Co. of Clearview, Inc. ("Clearview"), a corporation wholly-owned by Tony Campo's estate. The Company believes that its lease payments under the lease and sublease are at fair market rental rates. The sublease requires lease payments identical to the payments required by the underlying lease which is with an unrelated third party lessor. For fiscal 1996, the Company paid aggregate rental payments under this lease and sublease of approximately $161,000.

      Prior to October 1, 1995, Barbara Casteix was the managing partner of Cleveland, Barrios, Kingsdorf & Casteix, which served as general counsel to the Company, and since October 1, 1995, she has been the managing partner of Barrios, Kingsdorf & Casteix, which serves as general counsel to the Company. The Company paid an aggregate of $173,000 during fiscal 1996 to these two firms for legal services rendered.

               PROPOSAL TO AMEND THE 1992 STOCK INCENTIVE PLAN

General

      The Board of Directors continues to believe that the success of the Company depends upon the efforts of its officers and key employees and that they are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, the Stock Incentive Plan was adopted by the Board of Directors in 1992 and approved by the shareholders. Key employees of the Company (including officers and directors who are also full-time employees of the Company) are currently eligible to receive non-qualified stock options, incentive stock options and restricted stock ("Incentives") under the Stock Incentive Plan when designated by the Compensation Committee. There are approximately 60 officers and key employees of the Company who may expect to participate in the Stock Incentive Plan. Prior to the Amendment discussed below, non-qualified stock options and shares of restricted stock have been granted through the Stock Incentive Plan.

The Proposed Amendment

      The Board has amended the Stock Incentive Plan, subject to shareholder approval at the Annual Meeting, to increase the number of shares of Common Stock that may be issued under the Stock Incentive Plan from 550,000 shares to 850,000 shares and to permit the grant of stock awards in lieu of salary or bonus, including a bonus to be paid in connection with a person accepting employment with the Company (the "Amendment"). The Board believes that the additional shares covered by the Amendment are necessary to provide the Company with the ability to continue to attract, retain and motivate key personnel in a manner that is in the best interest of shareholders. As of June 15, 1997 Incentives covering 542,500 of the 550,000 authorized shares had been granted under the Stock Incentive Plan. Upon the resignations of certain executive officers in July and August discussed under "Election of Directors-General," Incentives covering 315,000 shares were canceled and, under the terms of the Stock Incentive Plan, are available for re-issuance. The Compensation Committee has awarded, subject to approval of the Amendment by the shareholders, non-qualified stock options, shares of restricted stock and stock awards covering in the aggregate 350,000 shares as described under "Awards to be Granted." The Company is also obliged under its employment agreement with William Wulfers to grant non-qualified stock options for 100,000 shares on each of June 15, 1998 and 1999. The Board recommends that the shareholders approve the Amendment.

Terms of the Stock Incentive Plan

Shares Issuable through the Stock Incentive Plan

      The 850,000 shares of Common Stock authorized to be issued under the Stock Incentive Plan pursuant to the Amendment represent approximately 14.9% of the outstanding shares of Common Stock as of August 19, 1997. Incentives with respect to no more than 200,000 shares of Common Stock may be granted to a single participant in any calendar year.

      The Compensation Committee will make proportionate adjustments to the number of shares of Common Stock subject to the Stock Incentive Plan for any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Compensation Committee may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after such an event. Shares of Common Stock subject to options that are canceled or terminated or, under some circumstances, shares of restricted stock that are forfeited or reacquired by the Company will again be available for issuance under the Stock Incentive Plan. Shares of Common Stock that are delivered to pay the exercise price of stock options will also be added to the number of shares available for issuance under the Stock Incentive Plan.

      The closing sale price of a share of Common Stock as quoted on the Nasdaq National Market on August 19, 1997 was $1.25.

Administration of the Stock Incentive Plan

      The Compensation Committee administers the Stock Incentive Plan and has authority to award Incentives under the Stock Incentive Plan, to interpret the Stock Incentive Plan, to establish rules or regulations relating to the Stock Incentive Plan, and to make any other determination that it believes necessary or advisable for the proper administration of the Stock Incentive Plan.

Amendments to the Stock Incentive Plan

      The Board may amend or discontinue the Stock Incentive Plan at any time. Except in very limited circumstances, no amendment or discontinuance may change or impair, without the consent of the recipient thereof, an Incentive previously granted.

Stock Incentive Plan  Incentives

      Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options ("ISO") to purchase shares of Common Stock. The Compensation Committee will determine the number and purchase price of the shares subject to options, the term of the options and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an option will be determined by the Compensation Committee, provided that the term of an ISO may not exceed 10 years. The Compensation Committee may accelerate the exercisability of any option or may determine to cancel any option in order to make a participant eligible for the grant of an option at a lower price. The Compensation Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

      The option exercise price may be paid in cash, in shares of Common Stock held for six months, in a combination of cash and shares of Common Stock held for six months or through a broker assisted exercise arrangement approved in advance by the Compensation Committee. The Compensation Committee will determine at what time or times during its term a stock option is exercisable.

      If an optionee ceases to be an employee of the Company for any reason, including death, disability or retirement at normal retirement age, any stock option or unexercised portion thereof that was otherwise exercisable on the date of termination of employment will expire at the time or times established by the Compensation Committee.

      Restricted Stock. Shares of Common Stock may be granted to an eligible employee for services provided to the Company. Shares of restricted stock will be subject to restrictions on sale, pledge or other transfer by the employee for a certain period and such other restrictions as the Compensation Committee may provide in an agreement with the employee including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment. Subject to the restrictions provided in the agreement and the Stock Incentive Plan, a participant receiving restricted stock has all of the rights of a shareholder as to the shares. The Compensation Committee may in its discretion cause the restrictions on the shares of restricted stock to lapse at any time. Certificates representing restricted stock are held by the Company in escrow until all restrictions lapse.

      Stock Awards. Under the Amendment, the Compensation Committee may grant awards of shares of Common Stock, without other payment therefor, in lieu of salary or bonus, including a bonus to be paid in connection with a person accepting employment with the Company. The Compensation Committee will determine the number of shares to be awarded to a participant.

Tax Benefit Rights.

      The Stock Incentive Plan permits the Company to make a cash payment to a Stock Incentive Plan participant to cover the participant's income tax obligation in connection with the granting or vesting of restricted stock and the exercise of stock options ("Tax Benefit Rights"). A Tax Benefit Right must relate to an Incentive granted under the Stock Incentive Plan and may be granted concurrently with the Incentive or at a later time. The terms of the Tax Benefit Right will be determined by the Compensation Committee, but the cash value of the Tax Benefit Right may not exceed the highest federal and state income tax rates multiplied by the ordinary income that the participant may realize upon the exercise of an option or the grant or vesting of restricted stock, including any income realized as a result of the related Tax Benefit Right.

Change of Control

      Pursuant to the Stock Incentive Plan if (a) the Company is not the surviving entity in a merger, consolidation or other reorganization, (b) the Company sells, leases or exchanges all or substantially all of its assets, (c) the Company is to be dissolved or liquidated, (d) any person or entity, other than an employee benefit plan of the Company or a related trust, acquires or gains control of more than 30% of the outstanding shares of the Company's voting stock or (e) in connection with a contested election of directors, the persons who were directors of the Company before the election no longer constitute a majority of the Board (collectively, "corporate changes"), all outstanding Incentives will automatically become exercisable and vested and all performance criteria will be waived. In addition, the Compensation Committee may (i) require that all outstanding stock options remain exercisable only for a limited time, after which time all such stock options will terminate, (ii) require the surrender to the Company of some or all outstanding options in exchange for a cash or Common Stock payment for each option equal in value to the per share change of control value, calculated as described in the Stock Incentive Plan, over the exercise price, (iii) make any equitable adjustment to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an option shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

      The Board of Directors believes that providing the Compensation Committee with the choices outlined above will permit the Committee to review all relevant tax, accounting and other issues relating to the treatment of outstanding Incentives at the time of the corporate change, and thereby enable the Committee to choose the treatment that will best serve the participants and the Company. Although the automatic vesting of Incentives and other certain actions permitted to be taken by the Compensation Committee in the event of a change of control could discourage a takeover of the Company, these provisions have not been included for the purpose of making the Company a less attractive takeover target.




Awards to be Granted

      Since the Amendment was adopted by the Board of Directors, Incentives have been granted to the persons and group described in the table below, subject to approval of the Amendment by the shareholders at the Annual Meeting.

                                          New Plan Benefits
                        Under the Stock Incentive Plan
                                  as Amended

--------------------------------------------------------------------------
|     Name                    |     Type of Incentive(1)    |Number of   |
|                             |                             |Shares      |
--------------------------------------------------------------------------
|William E. Wulfers           |Non-qualified stock          | 100,000    |
|  President and Chief        |options(2)                   |            |
|  Executive Officer          |                             |            |
--------------------------------------------------------------------------
|Michael G. Ware              |Non-qualified stock options  |  25,000    |
|  Senior Vice President,     |Stock award                  |  25,000    |
|  Chief Financial Officer    |                             |            |
|  and Secretary              |                             |            |
--------------------------------------------------------------------------
|John Watson                  |Non-qualified stock options  |  25,000    |
|  Senior Vice President-     |Stock award                  |  25,000    |
|  Operations                 |                             |            |
--------------------------------------------------------------------------
|Malcolm Ballinger            |Non-qualified stock options  |  25,000    |
|  Senior Vice President-     |Stock award                  |  25,000    |
|  General                    |                             |            |
|  Merchandise Manager and    |                             |            |
|  Advertising Director       |                             |            |
--------------------------------------------------------------------------
|Dean Hanby                   |Non-qualified stock options  |  25,000    |
|  Regional Vice President    |Restricted stock             |  25,000    |
|  and                        |                             |            |
|  General Manager            |                             |            |
--------------------------------------------------------------------------
|James M. Rogan               |Non-qualified stock options  |  25,000    |
|  Regional Vice President    |Restricted stock             |  25,000    |
|  and                        |                             |            |
|  General Manager            |                             |            |
--------------------------------------------------------------------------
|All executive officers as a  |Non-qualified stock options  | 225,000    |
|  group                      |Stock awards                 |  75,000    |
|  (6 persons)                |Restricted stock             |  50,000    |
--------------------------------------------------------------------------
|All employees other than     |None                         |    0       |
|  executive                  |                             |            |
|  officers as a group        |                             |            |
--------------------------------------------------------------------------
________________
(1) The restrictions on shares of restricted stock lapse one month from the date of grant. All of the options, other than those granted to Mr. Wulfers, vest 60% immediately and 40% on the first anniversary of the date of grant.

(2) All of the options become exercisable on June 15, 2000. In connection with his acceptance of employment, William Wulfers also received an award of 100,000 shares of restricted stock under the Stock Incentive Plan prior to the Amendment.




Federal Income Tax Consequences

      Under existing federal income tax provisions, a participant who receives stock options or receives shares of restricted stock under the Stock Incentive Plan that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code")) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

      An employee generally will not recognize any income upon the exercise of an ISO, but the excess of the fair market value of the shares at the time of exercise over the exercise price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss on the sale or exchange of stock acquired pursuant to the exercise of an ISO provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO ("the required holding periods"). An employee disposing of such shares before the expiration of the required holding periods will recognize ordinary income generally equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of Common Stock before the expiration of the required holding period.

      When a non-qualified stock option is exercised, the participant will realize ordinary income measured by the difference between the aggregate exercise price of the option and the aggregate fair market value of the shares of Common Stock on the exercise date and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

      An employee who receives restricted stock subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to a substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which a disposition of the shares occurs) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to Section 162(m), the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

      A participant who receives a stock award under the Stock Incentive Plan consisting of shares of Common Stock will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

      Participants may also be granted Tax Benefit Rights to pay their tax obligations with respect to the exercise of stock options or the grant of or lapse of restrictions on restricted stock. A participant who receives a Tax Benefit Right will realize ordinary income in the year the award is paid in the amount thereof and the Company will receive a corresponding deduction.

      If, upon a change in control of the Company, any options that are not yet exercisable become exercisable ("Accelerated Options"), or restrictions on outstanding restricted shares terminate ("Accelerated Restricted Shares"), any excess of the fair market value on the date of the change in control of the shares issuable upon exercise of the Accelerated Options or Accelerated Restricted Shares on such date over and above the purchase price of such shares, may be characterized as Parachute Payments (within the meaning of
Section 280G of the Code) if the sums of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment and the Company will be denied any deduction with respect to such Excess Parachute Payment.

      This summary of federal income tax consequences of the Incentives that may be awarded through the Stock Incentive Plan does not purport to be complete. In addition to federal tax consequences, there may be state and local income tax consequences applicable to Incentives acquired through the Stock Incentive Plan.

Vote Required

      Approval of the Amendment by the shareholders requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

      The Board of Directors recommends that shareholders vote FOR the proposal to approve the Amendment to the 1992 Stock Incentive Plan.

                             PROPOSAL TO ADOPT THE
                          DIRECTORS' STOCK OPTION PLAN

General

      The Directors' Stock Option Plan was approved by the Board effective August 8, 1997, subject to the approval of the shareholders at the Annual Meeting. The Board believes that the Directors' Plan promotes the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain directors of experience and ability, and by encouraging the highest level of performance by providing directors with a proprietary interest in the Company's financial success. If the Directors' Plan is not approved by the shareholders at the Annual Meeting, the options granted under the Directors' Plan will be forfeited. The primary features of the Directors' Plan are summarized below.

Eligibility and Grants

      Only non-employee directors of the Company are eligible to participate in the Directors' Plan, and the Company currently has seven non-employee directors who will be participants. The Directors' Plan provides for the automatic grant on October 1, 1997 and on January 2 of each year beginning January 2, 1998 to participants of an option to acquire 2,000 shares of the Company's Common Stock at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant. Under the Directors' Plan, Ronald E. Forman will also be granted an option for up to 100,000 shares on October 1, 1997, in an amount and at an exercise price (which may be below fair market value) as determined by the Compensation Committee. The grant to Mr. Forman is in consideration of his past and future service as Chairman of the Board's Management Committee since March 1997 and the expansion of his responsibilities following the resignation of Rex Corley to include the duties of Chairman of the Board. Subject to certain adjustment provisions described in the Directors' Plan, the aggregate number of shares of Common Stock that may be acquired upon the exercise of options under the Directors' Plan is 150,000. On August 19, 1997, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $1.25.

Option Terms and Conditions

      The options granted to non-employee directors are exercisable immediately. If a non-employee director ceases to serve on the Board of Directors for any reason, exercisable options granted under the Directors' Plan must be exercised within two years from the date of termination of Board service. The options expire and may not be exercised after 10 years from the date of grant.

      The exercise price will be the fair market value of a share of Common Stock on the date of grant, except that the exercise price of the additional options granted to Ronald Forman may be less than the fair market value of a share of Common Stock on the date of grant. The exercise price may be paid
(i) in cash; (ii) by check; (iii) by delivery of shares of Common Stock, which, unless otherwise determined by the Compensation Committee, shall have been held by the participant for at least six months; (iv) by simultaneously exercising options and selling the shares of Common Stock acquired pursuant to a brokerage or similar arrangement and using the proceeds from such sale as payment of the exercise price, or (v) in such other manner as may be authorized from time to time by the Compensation Committee.

      No option or right under the Directors' Plan will be assignable or subject to any encumbrance, pledge or charge of any nature. Furthermore, no option under the Directors' Plan is transferable by a holder other than (i) by will, (ii) by the laws of descent and distribution, (iii) pursuant to a domestic relations order, as defined by the Code, if permitted by the Compensation Committee and so provided in the option agreement or an amendment thereto or (iv) to family members, a family partnership or limited liability company or a trust for family members, if permitted by the Committee and so provided in the option agreement or an amendment thereto.

Adjustment

      In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Directors' Plan, including shares subject to options and the option exercise price, will be adjusted in proportion to the change in outstanding shares of Common Stock. Participants will be provided with the same relative rights before and after such adjustments.

Administration

      The Directors' Plan is administered by the Compensation Committee, which is composed of non-employee directors who are eligible to participate in the Directors' Plan. The Compensation Committee has the power to interpret the Plan and to make all other determinations necessary for the Directors' Plan administrations.

      The Board will have the power, in its discretion, to amend, suspend or terminate the Directors' Plan at any time. No amendment, suspension or termination of the Directors' Plan may alter, terminate, impair or adversely affect any rights or obligations under any option previously granted without the consent of the holders thereof.

Awards to be Granted

      Non-qualified stock options will be granted to the persons and group described in the table below on October 1, 1997, if the Directors' Plan is adopted by the shareholders at the Annual Meeting. On each January 2 thereafter each non-employee director will also receive an option to purchase 2,000 shares under the Directors' Plan to the extent shares remain available for issuance through the Directors' Plan and the Directors' Plan remains in effect.

                        New Plan Benefits Under the
                        Directors' Stock Option Plan

--------------------------------------------------------------
|                                                   Number of|
|Name                                                Options |
--------------------------------------------------------------
|Donald T. Bollinger                                    2,000|
--------------------------------------------------------------
|Anthony P. Campo                                       2,000|
--------------------------------------------------------------
|Joseph E. Campo                                        2,000|
--------------------------------------------------------------
|Barbara Treuting Casteix                               2,000|
--------------------------------------------------------------
|Anthony J. Correro, III                                2,000|
--------------------------------------------------------------
|David L. Ducote                                        2,000|
--------------------------------------------------------------
|L. Ronald Forman                                      2,000,|
|                                               plus up to an|
|                                          additional 100,000|
--------------------------------------------------------------
|All current directors who are not executive          14,000,|
|officers as a group                            plus up to an|
|                                          additional 100,000|
--------------------------------------------------------------


Federal Tax Consequences

      A non-employee director who receives an option under the Directors' Plan will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that an option is exercised, the non-employee director will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares purchased over (ii) the exercise price paid for such shares. The Company will be entitled to a deduction in an amount equal to the amount includable in the income of the non-employee director, in the taxable year in which the non-employee director is required to recognize the income.

Vote Required

      Approval of the Directors' Plan by the shareholders requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

      The Board of Directors unanimously recommends that shareholders vote FOR the proposal to adopt the Directors' Stock Option Plan.

                         RELATIONSHIP WITH INDEPENDENT
                              PUBLIC ACCOUNTANTS

      The Company's financial statements for the year ended August 31, 1996 were audited by the firm of Coopers & Lybrand L.L.P., which firm will remain as the Company's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Company does not know of any matters to be presented at the Annual Meeting other than those described herein. However, if any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

      Eligible shareholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1998 Annual Meeting of the Company must forward the proposal in writing to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company no later than October 31, 1997. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

                                        By Order of the Board of Directors


                                               /s/ Michael G. Ware

                                                  Michael G. Ware
                                                     Secretary


Covington, Louisiana
August 29, 1997

                                    PROXY
              CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 25, 1997


The undersigned hereby appoints Michael G. Ware and John Watson, or either of them, proxies with full power of substitution, to vote all shares of Campo Electronics, Appliances and Computers, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on September 25, 1997 at 2:00 p.m., local time, at the Courtyard Marriott, 101 Northpark Boulevard, Covington, Louisiana, and at any adjournments thereof, with respect to:

The Company's Board of Directors recommends a vote FOR proposals 1, 2 and 3.

(1) Election of directors to serve a term of office expiring at the Annual Meeting of Shareholders in 2000 and until their successors shall have been elected and qualified:

      [ ]   FOR all nominees listed below (except as marked  to  the  contrary below)
      [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

                William E. Wulfers      Anthony J. Correro III



(INSTRUCTION:   To withhold authority to vote for any individual nominee write the name of the nominee in the space provided below.)




(2) Proposal to approve an amendment to the 1992 Stock Incentive Plan to (a) increase the number of shares that may be issued under the plan to 850,000, and (b) permit the grant of stock awards under the plan.

                        *     For         *     Against     *     Abstain

(3)   Proposal to approve the adoption of a Directors' Stock Option Plan.

                        *     For         *     Against     *     Abstain

                        (Continued on Reverse Side)
                        (Continued from Reverse Side)



(4) In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

                                        Dated:      ____________________, 1997



------------------------------------------------------------------------------
Signature if Held Jointly                     Signature of Shareholder

                        Please sign exactly as your name appears hereon. If stock is held jointly, each joint owner should sign. When signing as an executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.
------------------------------------------------------------------------------
This Proxy when properly executed will be voted in the manner directed. If no direction is made, this Proxy will be voted "FOR" each of the nominees for director and "FOR" Proposals 2 and 3.

    Please Mark and Return Your Proxy Promptly Using the Enclosed Envelope.



Exhibit A

                  CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.

                             DIRECTORS' STOCK OPTION PLAN


          1.   Purpose of the Plan.

               The purpose of the Directors' Stock Option Plan of Campo Electronics, Appliances and Computers, Inc. is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain directors of experience and ability, and to encourage the highest level of directors' performance by providing directors with a proprietary interest in the Company's financial success and growth.

          2.   Definitions.

               2.1    "Board" means the Board of Directors of the Company.

               2.2 "Committee" means the Compensation Committee of the Board or a subcommittee thereof as shall be appointed by the Board from time to time.

               2.3 "Common Stock" means the common stock of the Company, $.10 par value per share.

               2.4    "Company"   means Campo Electronics,  Appliances  and
          Computers, Inc., a Louisiana corporation.

               2.5 "Eligible Director" means a member of the Board who is not an Employee.

               2.6 "Employee" means any full-time or part-time employee of the Company, or any of its present or future parent or subsidiary corporations.

               2.7 "Fair Market Value" means (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

               2.8 "Participant" means each Eligible Director who holds Options granted through the Plan.

               2.9 "Option" means a non-qualified stock option that is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               2.10 "Plan" means the Campo Electronics, Appliances and Computers, Inc. Directors' Stock Option Plan as set forth herein and as amended from time to time.

          3.   Shares of Common Stock Subject to the Plan.

               Subject to the provisions of Section 7, the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under the Plan is 150,000 shares of Common Stock. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

          4.   Administration of the Plan.

               4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

               4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

          5.   Grant of Options.

               5.1 Each Eligible Director shall be automatically granted an Option to acquire 2,000 shares of Common Stock on October 1, 1997 and on January 2, 1998 and January 2 of each subsequent year in which shares of Common Stock remain available for issuance hereunder, subject to approval of the Plan by the shareholders of the Company at the 1997 Annual Meeting of Shareholders.

               5.2 The Chairman of the Board shall be granted an Option to acquire up to 100,000 shares of Common Stock on October 1, 1997, the exact number of shares to be set by the Committee, subject to approval of the Plan by the shareholders of the Company at the 1997 Annual Meeting of Shareholders.

          6.   Terms and Conditions of Options.

               6.1 The Options granted to Eligible Directors under the Plan shall be exercisable immediately.

               6.2 No Option granted to an Eligible Director under the terms of the Plan may be exercised later than ten years following the date of grant.

               6.3 The exercise price of Options granted to Eligible Directors under Section 5.1 hereof shall be equal to the Fair Market Value of a share of Common Stock on the date of grant. The exercise price of Options granted to the Chairman of the Board under Section 5.2 hereof shall be the price set by the Committee, which price may be less than the Fair Market Value of a share of Common Stock on the date of grant.

               6.4 In the event a Director ceases to serve on the Board of Directors of the Company for any reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within two years from the date of termination of Board service.

               6.5    An Option may be exercised, in whole or  in  part, by
          giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by uncertified or certified check;
          (c) by delivery of shares of Common Stock, which shares shall be valued for this purpose at their Fair Market Value on the date such option is exercised, and, unless otherwise determined by the Committee, shall have been held by the Participant for at least six months; or (d) in such other manner as may be authorized from time to time by the Committee. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise options and sell the shares of Common Stock acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the exercise price. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder.

          7.   Adjustment Provisions.

               In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to Options, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any Option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide Participants with the same relative rights before and after such adjustment.

          8.   General Provisions.

               8.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a director of the Company or affect the right of the Company to terminate the services of any Participant.

               8.2 No shares of Common Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

               8.3 No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

               8.4 Options granted under the Plan shall not be transferrable except: (a) by will, (b) by the laws of descent or distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Option Agreement or an amendment thereto; or (d) if permitted by the Committee and so provided in the Option Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein or in the Option Agreement, shall be null and void and without effect.

               8.5     Each   Option  shall  be  evidenced  by  a   written
          instrument, including terms and conditions consistent with the Plan, as the Committee may determine.

          9.   Amendment and Termination.

               9.1 The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject, in the case of amendments, to approval of the shareholders of the Company if and to the extent necessary under applicable laws and regulations.

               9.2 No amendment, suspension or termination of the Plan will, without the consent of the holder, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

          10.  Effective Date of Plan.

               This Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the subject at the 1997 Annual Meeting of Shareholders of the Company.


Exhibit B

                              THIRD AMENDED AND RESTATED
                  CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                              1992 STOCK INCENTIVE PLAN


               Section 1. Purpose. The purpose of the Campo Electronics, Appliances and Computers, Inc. 1992 Stock Incentive Plan (the "Plan") is to increase shareholder value and to advance the interests of Campo Electronics, Appliances and Computers, Inc. ("Campo") and its subsidiaries (collectively, the "Company") by granting stock options and restricted stock (the "Incentives") to key employees of the Company in order to attract, retain and motivate these employees. The Board of Directors of Campo hereby approves and adopts the Plan, subject to approval of the shareholders of Campo.

               Section 2.  Administration.

                    Section 2.1 Composition. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of Campo. The Committee shall consist of not fewer than two members of the Board of Directors, all of whom shall, to the extent required, qualify to administer the Plan under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") as currently in effect or any successor rule.

                    Section 2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to set the terms of such Incentives, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.

               Section 3. Eligible Participants. Key employees of the Company (including officers and directors, but excluding directors who are not also full-time employees of the Company) who, in the opinion of the Committee have significant responsibility for the continued growth, development and financial success of the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories as the Committee deems appropriate.

               Section 4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options or non-qualified stock options, (b) shares of restricted stock and (c) stock awards.

               Section 5.   Shares Subject to the Plan.

                    Section 5.1 Number of Shares. Subject to adjustment as provided in Section 9.5, a total of 850,000 shares of Campo common stock, $.10 par value per share (the "Common Stock"), may be issued under the Plan. Incentives with respect to no more than 200,000 shares of Common Stock may be granted under the Plan to a single participant in any calendar year.

                    Section 5.2 Calculation of Shares Available for Issuance and Cancellation of Options. If a stock option granted hereunder expires or is terminated or cancelled as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options or as restricted stock. If shares of Common Stock are issued as restricted stock and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock or pursuant to a stock option, if such issuance does not result in a violation of Rule 16b-3 under the Exchange Act or any successor rule. Shares of Common Stock otherwise issuable under the Plan and used for the payment of withholding taxes shall again be available for issuance under the Plan. Shares of Common Stock delivered to pay the exercise price of stock options shall be added to the number of shares available for issuance through the Plan. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to grant new stock options to the same participant at a lower price than the options to be cancelled.

                    Section 5.3 Type of Common Stock. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or issued shares held as treasury shares.

                    Section 5.4 Reinvestment of Dividends. Shares of Common Stock that are delivered to a participant in the Plan as a result of the reinvestment of dividends in conjunction with restricted stock shall be applied against the maximum number of shares provided in Section 5.1.

               Section 6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under the Plan shall be subject to the following terms and conditions:

                    Section 6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under
               Section 9.5; provided that in no event shall the option price be less than the Fair Market Value (as defined in Section 9.11) of a share of Common Stock on the date of grant.

                    Section 6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 9.5.

                    Section 6.3 Duration and Time for Exercise. The term of each option shall be determined by the Committee. Each option shall become exercisable at such time or times during its term as shall be determined by the Committee and as provided in Section 9.10; provided, however, that unless otherwise provided in the stock option agreement and unless the options are incentive stock options, with respect to which other restrictions apply, all stock options shall expire (a) 12 months from the date of termination of employment as the result of death or disability, (b) six months and one day after termination of employment as a result of retirement and (c) immediately if employment terminates for any other reason, including resignation and termination by the Company. The Committee may in its discretion extend the term of options which would otherwise expire as a result of resignation or termination by the Company. The Committee may also impose such terms and conditions to the exercise of each option as it deems advisable and may accelerate the exercisability of any outstanding option at any time in its sole discretion.

                    Section 6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the date of purchase exceeds (b) the option price.

                    Section 6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) by cash, uncertified or certified check or bank draft, (b) if the Committee permits, by delivery of shares of Common Stock held by the optionee for at least six months in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (d) in such other manner as may be authorized from time to time by the Committee. Shares of Common Stock delivered in payment of the exercise price that were acquired upon the exercise of a stock option are deemed to have been held from the date of grant of the stock option. In the case of delivery of an uncertified check or bank draft upon exercise of a stock option, no shares shall be issued until the check or draft has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

                    Section 6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

                         (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

                         (b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board of Directors;

                         (c) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant;

                         (d) No incentive stock option shall  be granted to
                    any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

                         (e) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

                    Section 6.7 Non-Transferability of Options. No stock option granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                    (a)  by will;

                    (b) by the laws of descent and distribution; or

                    (c) in the case of non-qualified stock options only, pursuant to a domestic relations order, as defined in the Code, to family members, to a family partnership, to a family limited liability company, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and so provided in the option agreement or an amendment thereto.

               Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or levy of attachment or similar process upon a stock option not specifically permitted herein, shall be null and void and without effect.

               Section 7.   Restricted Stock

                    Section 7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such key employees as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and on such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

                    Section 7.2 Award and Delivery of Restricted Stock. At the time an award of restricted stock is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an award. Each award of restricted stock may have a different Restricted Period. The Committee may, in its sole discretion, prescribe conditions for the lapse of restrictions upon death, disability, retirement or other termination of employment or for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the shares of restricted stock. The Committee shall have the power to accelerate the expiration of the Restricted Period with respect to all or any part of the shares awarded to a participant and the expiration of the Restricted Period shall automatically occur under the conditions described in
               Section 9.10 hereof.

                    Section 7.3 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to this
               Section 7, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                    The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Campo Electronics, Appliances and Computers, Inc. Amended and Restated 1992 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Campo Electronics, Appliances and Computers, Inc. Copies of the Plan and the agreement are on file at the principal office of the Company.

                    Section 7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, determine.

                    Section 7.5  Forfeiture.  Upon  the  forfeiture  of any
               restricted stock (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 7.4), such forfeited shares shall be surrendered. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

                    Section 7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section
               7.2 and in the restricted stock agreement, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

                    Section 7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed by the Committee, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Unless otherwise restricted by the Committee, dividends paid in cash or property, other than Common Stock with respect to shares of restricted stock, shall be paid to the participant currently.

               Section 8. Stock Awards. A stock award consists of the transfer by the Company to a participant of shares of Common
          Stock, without other payment therefor, in lieu of salary or bonus, including a bonus to be paid in connection with a person accepting employment with the Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee. To the extent a stock award is intended to qualify as performance based compensation under Section 162(m) it must meet the additional requirements imposed thereby.

               Section 9.   General.

                    Section 9.1 Duration. The Plan shall remain in effect until all stock options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or been terminated under the terms of the Plan and all restrictions imposed on shares of restricted stock in connection with their issuance under the Plan have lapsed.

                    Section 9.2 Effect of Termination of Employment or Death. If a participant ceases to be an employee of the Company for any reason, including death, any stock options may be exercised or shall expire as provided in Section 6.3 hereof and shares of restricted stock shall be forfeited or restrictions thereon shall lapse at such times as may be determined by the Committee.

                    Section 9.3 Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

                    Section 9.4 Effective Date. The Plan shall become effective upon the later of (a) the date of approval of the Plan by Campo's shareholders or (b) the closing of the sale of Common Stock to the underwriters of a public offering of the Common Stock registered under the Securities Act of 1933.

                    Section 9.5 Adjustment. In the event of any reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including outstanding shares of restricted stock and options shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the exercise price of any option, the performance objectives of any Incentive, and the number of shares of Common Stock issuable pursuant to any stock option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

                    Section 9.6 Incentive Agreements. The terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options with respect to all or part of such options and any other previously issued options. Notwithstanding anything to the contrary contained in the Plan, the Company is under no obligation to grant an Incentive to a participant or continue an Incentive in force unless the participant executes all appropriate agreements with respect to such Incentives in such form as the Committee may determine from time to time.

                    Section 9.7   Withholding. The  Company  shall have the
               right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock upon exercise of an option or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

                    Each Election must be made prior to  the Tax Date.
               The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                    Section 9.8 No Continued Employment. No participant in the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                    Section 9.9 Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted and; further provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Exchange Act or any successor rule such amendment shall be subject to the approval of the shareholders of Campo.

                    Section 9.10 Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive Agreement to the contrary, the Committee, in its sole discretion shall have the power to cause at any time
               (a) the restrictions on all shares of restricted stock awarded to lapse immediately and (b) all outstanding options to become exercisable immediately.

                    Section 9.11 Definition of Fair Market Value. "Fair Market Value" of the Common Stock on any date shall be deemed to be the final closing sale price per share of Common Stock on the trading day immediately prior to such date. If the Common Stock is listed upon an established stock exchange or exchanges or any automated quotation system that provides sale quotations, such Fair Market Value shall be deemed to be the closing price of the Common Stock on such exchange or quotation system, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of such stock. If the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, such Fair Market Value shall be the mean between the quoted bid and asked price on the day the option is granted, and if bid and asked quotations are not available on such day, on the latest preceding day on which such prices were available. If the Common Stock is not actively traded, or quoted, such Fair Market Value shall be established by the Committee based upon a good faith effort to value the Common Stock.

                    Section 9.12 Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee is deemed not to comply with any applicable condition of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                    Section 9.13 Tax Benefits Rights. The Committee may grant a tax benefit right ("TBR") to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state income tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

                    Section 9.14  Change of Control.   (a)  Notwithstanding
               anything to the contrary in the Plan or any related Incentive Agreement, if

                         (1) Campo shall not be the surviving entity in any
                    merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Campo),

                         (2) Campo sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of Campo),

                         (3) Campo is to be dissolved or liquidated,

                         (4) any person  or  entity, including a "group" as
                    contemplated by Section 13(d)(3) of the Exchange Act, other than an employee benefit plan of the Company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of the Common Stock, or

                         (5) as a result of or in connection with a contested election of directors, the persons who were directors of Campo before such election shall cease to constitute a majority of the Board of Directors of Campo (each such event is referred to herein as a "Corporate Change"), then upon the approval by the Board of Directors of Campo of any Corporate Change of the type described in clause (1),
               (2) or (3), or upon a Corporate  Change  described in clause
               (4) or (5), all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

                    (b) In addition, no later than

                         (i) 30 days after the  approval  by  the  Board of
                    Directors of Campo of any Corporate Change of the type described in clauses (1), (2) or (3) of Section 9.14(a) or

                         (ii) 30 days after a Corporate Change of the type described in clause (4) or (5) of Section 9.14(a),

               the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or committee members), may act to effect one or more of the following alternatives, which may vary among individual participants and which may vary among Incentives held by any individual participant:

                         (1) require that all outstanding options be exercised on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised options and all rights of participants thereunder shall terminate,

                         (2) provide for mandatory  conversion  of  some or
                    all of the outstanding options held by some or all participants as of a date, before or after such Corporate Change, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price(s) of such options, or, in lieu of such cash payment, the issuance of Common Stock having a Fair Market Value equal to such excess,

                         (3) make such equitable adjustments to  Incentives
                    then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Incentives then outstanding), or

                         (4) provide that thereafter upon any  exercise  of
                    an option theretofore granted the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Corporate Change of the type described in clause (1), (2) or (3) above, if, immediately prior to such Corporate Change, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                    (c) For the purposes of clause (2) of Section 9.14(b) the "Change of Control Value" shall equal the amount
               determined   by   whichever   of   the  following  items  is
               applicable:

                         (1) the per share price offered to shareholders of
                    the Company in any such merger, consolidation or other reorganization, determined as of the date of the definitive agreement providing for such transaction,

                         (2) the price per share offered to shareholders of
                    the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or

                         (3) in all other events, the Fair Market Value per
                    share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options.

                    (d) In the event that the consideration offered to shareholders of the Company in any transaction described herein consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

                                                  Adopted  by the Board  of
                                                  Directors  on  August  8,
                                                  1997 [and approved by the
                                                  shareholders on September
                                                  25, 1997]